UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2011
Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On April 26, 2011, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Two directors were elected to the following terms, by the following votes. Holders of a total of 3,074,626 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Withhold Vote	Broker Non-Votes

John K. Keach, Jr.	2014	2,218,773	55,637	800,216
David W. Laitinen, MD	2014	2,233,321	41,089	800,216

The propositions described below, each having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain	Broker Non-Votes

Approval and ratification of the appointment of BKD, LLP as auditors for Indiana Community Bancorp for the year ended December 31, 2011	3,051,150	22,098	1,378

Approval of compensation paid to executive officers of Indiana Community Bancorp disclosed in the Proxy Statement	2,090,449	163,474	20,487	800,216

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 26, 2011	Indiana Community Bancorp

	By:	/s/Mark T. Gorski
Mark T. Gorski Executive Vice President and Chief Financial Officer